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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-89908 and No. 333-07773) and on Form S-3 (No. 333-30473) of our report dated January 22, 1997 (except for the pooling of interests with Control Resources Corporation and other 1997 acquisitions described in Note 4, which is as of May 29, 1997, and except for the second paragraph of Note 1 which is as of September 26, 1997).

/s/ Price Waterhouse LLP
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Price Waterhouse LLP
San Jose, California
October 17, 1997